UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

COMMUNITY HEALTHCARE TRUST INCORPORATED
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 2, 2024

The date of this Supplement is April 23, 2024

This proxy statement supplement (the “Supplement”), dated April 23, 2024, supplements the definitive proxy statement (the “Proxy Statement”) of Community Healthcare Trust Incorporated (the “Company”) filed with the Securities and Exchange Commission on March 14, 2024 relating to the 2024 Annual Meeting of Stockholders of the Company to be held on May 2, 2024 (the “Annual Meeting”). This Supplement should be read in conjunction with the Proxy Statement.

Engagement of Proxy Solicitor

Subsequent to the filing of the Proxy Statement, the Company engaged Okapi Partners LLC (“Okapi”), an independent proxy solicitation firm, to assist in the solicitation of proxies for the Annual Meeting on the Company’s behalf. The Company has agreed to pay Okapi a fee of $15,000, plus costs and expenses, for these services.